UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

---------------------------

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  November 9, 2005

THE DEWEY ELECTRONICS CORPORATION.
(Exact name of registrant as specified in its charter)


New York
(State or other jurisdiction of incorporation)
0-2892
(Commission File Number)

13-1803974
(I.R.S. Employer
Identification Number)


27 Muller Road
Oakland, New Jersey
(address of principal executive offices)
07436
(Zip Code)


Registrant's telephone number, including area code: (201) 337-4700


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__Written communications pursuant to Rule 425 under the Securities Act
__Soliciting material pursuant to Rule 14a-12 under the Exchange Act
__Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
__Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act



Item 1.01  Entry into a Material Definitive Agreement.

On November 9, 2005, The Dewey Electronics Corporation (the "Company") entered into a renewal of its $500,000 letter of credit agreement with Sovereign Bank (the "Line of Credit") to December 1, 2006. As of the date of this Form 8-K, there are no outstanding borrowings against the Line of Credit. The Line of Credit, as previously modified, provides among other things for (i) an annual interest rate on borrowings equal to the Bank's prime rate plus .25 percent and (ii) co-collateralization with the collateral under the Company's Term Loan Agreement with the Bank, consisting of the Company's accounts receivable, machinery, equipment and other personal property. A copy of the Note Modification Agreement with respect to the Company's demand note for the Line of Credit is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01.  Exhibits

10.1 Note Modification Agreement dated November 9, 2005 between The Dewey Electronics Corporation and Sovereign Bank, and associated demand note.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DEWEY ELECTRONICS CORPORATION


Date: November 14, 2005              /s/ John H. D. Dewey
                                         John H. D. Dewey
                                     President and Chief Executive Officer





INDEX TO EXHIBITS

Exhibit Number             Description

10.1 Note Modification Agreement dated November 9, 2005 between The Dewey Electronics Corporation and Sovereign Bank, and associated demand note.